UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EMAGIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

August 10, 2023

Dear Fellow Stockholder:

We previously sent you proxy materials for the special meeting of the stockholders of eMagin Corporation to be held on August 31, 2023 in connection with the proposed merger with Samsung Display Co., Ltd.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT

In determining its recommendation, eMagin’s Board considered the following, as more fully described in the Proxy Statement:

•	Samsung’s offer of $2.08 in cash per share represents a substantial premium for eMagin common stock, as shown below in the analysis of various volume weighted average prices (VWAP) for shares over relevant periods:

o

o	On a risk- and time-adjusted basis, the Board believes this outcome to be in the best interests of stockholders and the Company in the current market environment and reiterates its unanimous recommendation that stockholders vote in favor of the transaction.

o	Nomura Securities International, Inc. who acts as an independent advisor for eMagin, performed an extensive analysis on the merger price and its premium to the current fundamentals of our business.

o	Additionally, the Company explored several potential transactions, including other strategic or collaboration transactions with Samsung as well as the possibility of remaining a standalone public company, but the Board determined that Samsung’s offer of $2.08 in cash per share, which was the result of multiple rounds of negotiations and represented Samsung's final offer, was the highest value reasonably available to stockholders. Throughout the negotiation process, Samsung maintained its position that it was only interested in an acquisition of eMagin.

•	Were the Company to continue as a standalone business, eMagin could face material execution risk as well as an adverse competitive environment for eMagin’s technology:

o	The industry in which we operate is highly competitive and larger players are introducing microdisplays of increasing resolution and luminance that may begin to compete with our dPdTM technology. Competitive partnerships and alliances create risks that eMagin’s technology will be unable to overcome on a standalone basis. Competing technologies including inorganic micro LEDs, could become a viable alternative if the technological hurdles are overcome. Certain of our competitors have operations based in China and are beginning to produce white OLED with color filter microdisplays at considerable discounts to our products. For example, OLiGHTEK and BOE recently funded a joint venture to build a manufacturing facility that came online in 2019, and BOE has plans to build additional OLED manufacturing facilities in China, and Kopin Corporation has entered into a supply agreement with both BOE and other Chinese manufacturers.

o	We face significant execution risks from bringing new equipment online including longer than expected qualification times, increased operating costs and disruption to the existing business. Variations in our production yields and equipment failures in 2023 and prior periods, have impacted our costs, and resulted in lost revenues and low margins.

o	Our current market and competitive positioning has led to supplier and customer concerns regarding the viability of our business, and difficulty in attracting and retaining key talent in all areas of the business.

•	Our Board evaluated strategic alternatives, including continued funding, strategic partnerships, and licensing agreements to maximize the value for our stockholders:

o	Multiple rounds of conversations with tier one consumer companies and other industry players, as described in the Proxy Statement, failed to yield any interest in a business combination or production licensing deal with eMagin.

o	We anticipate needing to raise equity to fund the capital and operating needs of new equipment, and our ongoing losses from operations. Based on current market conditions, an equity raise would likely involve substantial warrant coverage and be significantly dilutive to current stockholders.

o	Our independent registered public accounting firm has raised substantial doubt about our ability to continue as a going concern without additional capital becoming available due to our negative cash flow and recurring losses from operations.

o	As a contractor and subcontractor to the U.S. federal government, we must comply with various government regulations that hinder our ability to develop OEM and mass production partnerships, a deterrent to potential partners or other acquirers of our Company. This is only exacerbated by the very limited universe of OLED manufacturing companies that would be willing to invest the capital required to scale our technology.

WE BELIEVE THE MERGER IS THE BEST AVAILABLE OPTION TO STOCKHOLDERS AT THIS TIME

AND IT IS CRITICAL TO PROTECT THE VALUE OF YOUR INVESTMENT

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT

Please vote today. If you have already voted, you can change your vote. You can vote online, by telephone or by signing, dating and returning the hard-copy proxy card or voting instruction form. If you received this letter by email you may also vote by simply clicking the “VOTE NOW” button in the accompanying email.

Thank you for your support,

Jill J. Wittles Chair of the Board of Directors	Eric Braddom Director

Paul Cronson Director	Ellen Richstone Director

Andrew G. Sculley Director and Chief Executive Officer	Brig. General Stephen Seay Director

YOUR VOTE IS IMPORTANT:

If you have any questions about the special meeting or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE at (877) 717-3930

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Samsung Display Co., Ltd. (“Samsung Display”), all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, and you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in the consummation of the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement filed with the SEC in connection with the proposed transaction on July 20, 2023 (the “Definitive Proxy Statement”). Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Definitive Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Samsung Display, the Company filed with the SEC the Definitive Proxy Statement on July 20, 2023 relating to the special meeting scheduled for August 31, 2023, which has been sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Definitive Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at emagin.com/investors or by contacting the Company’s investor relations department at the following:

Investor Relations

investorrelations@emagin.com

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement in connection with the proposed transaction. Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the Definitive Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.